EXHIBIT 10.83
DISTRIBUTORSHIP AGREEMENT
     THIS DISTRIBUTORSHIP AGREEMENT (“Agreement”) is made this first day of November, 2008 (“Effective Date”) between Shanghai Kai Hong Technology Co., Ltd. (“DSH”), a corporation formed under the laws of the People’s Republic of China and Shanghai Keylink Logistic Co., Ltd. (the “Distributor”), a corporation formed under the laws of the People’s Republic of China. Each may be referred to as a party (“Party”), or both may be collectively known as parties (“Parties”).
     WHEREAS, DSH, a subsidiary of Diodes Incorporated, is engaged in manufacturing semiconductor products in the People’s Republic of China; and
     WHEREAS, DSH desires to appoint Distributor and Distributor desires to be appointed by DSH as a distributor of certain of DSH’s manufactured semiconductor products in the territory set forth in this Agreement on the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereby agrees to the following terms and conditions:
1. DEFINITION.
The term “Products” (“Products”) means a complete line of manufactured semiconductor products bearing the trademark or logo of Diodes Incorporated or its affiliates (“Diodes”) and listed in the Diodes’ catalog including, but not limited to, semiconductor diodes, rectifier bridges, modules, special assemblies and associated products.
2. NON-EXCLUSIVE DISTRIBUTOR.
The Distributor is hereby appointed to act as DSH’ non-exclusive distributor for the sales of Products in the People’s Republic of China (“PRC”). Upon Parties’ execution of this Agreement, the Distributor shall become an authorized non-exclusive Products distributor in PRC in which the Distributor has an office.
This Agreement shall permit the Distributor to represent and distribute Products only through its full time employees. Under no instance shall this authorization be construed to include any other independent representatives appointed by the Distributor.
3. GENERAL OBLIGATIONS.
Both Parties intend to fulfill certain obligations, at each Party’s respective sole expense, to each other.
A. DSH’ obligations are as follows:
DSH may make available to the Distributor

a) price and data books,
b) sales plans, and
c) aids and other technical and commercial assistance as deemed necessary by DSH.
DSH may assist the Distributor in the promotion of the Products in order to build consumer and industry acceptance.
B. Distributor’s obligations are as follows:
The Distributor agrees to
a) exercise its best efforts to sell Products;
b) assure prompt handling of any inquiries, orders and shipments;
c) give attention to customer complaints;
d) service all Products covered by this Agreement; and
e) provide any other services as deemed necessary by DSH to fulfill this Agreement.
In addition, the Distributor shall NOT
a) misrepresent the quality and value of Products to customers;
b) change, modify or reprint any Products except as expressly approved by DSH in writing;
c) re-label any products from other sources to DSH’s or its affiliates’ brand without DSH’ permission;
d) make any representation, guarantee or warranty on behalf of DSH; and
e) initiate any actions related to DSH without prior authorization from DSH.
4. PRODUCTS PRICING DISCOUNTS.
Upon the Effective Date of the Agreement, DSH shall give the Distributor pricing discounts for the Products DSH sold to the Distributor in accordance with the Exhibit 1, attached hereto and incorporated herein this Agreement. The Products pricing discounts as stated in Exhibit 1 shall be valid for one year and shall be renegotiated every year.
5. PAYMENT TERMS.
Distributor shall provide monthly invoice to DSH, and Distributor, upon DSH receiving and verifying Distributor’s invoice, shall make the invoice payment in full within net one hundred and fifty (150) calendar days to a bank account designated by DSH.

6. INDEPENDENT CONTRACTORS.
It is expressly understood and agreed that the relationship of DSH and the Distributor established by this Agreement is that of independent contracts, and nothing contained in this Agreement shall be construed to (i) give either Party the power to direct and control the day-to-day activities of the other, or (ii) constitute the Parties as partners, joint venturers, co-owners, franchisor/franchisee or otherwise as participants in a joint undertaking. Distributor will not have, and will not represent that it has, any authority to bind DSH, to assume or create any obligation on behalf of DSH, or to make any warranties or representations on behalf of DSH or in DSH’s name. The Distributor shall not have the authority to make any commitments whatsoever on behalf of DSH.
7. TRADEMARKS.
In advertising and sale of the Products, Distributor may utilize Diodes, DSH or its affiliates’ regular trade names, logos, copyrights, symbols and trademarks (“Marks”).
The Distributor cannot make permit alteration or removal of any tags, labels or other identifying Marks placed by DSH on its Products and cannot use Marks or the name “Diodes Incorporated” or abbreviations thereof in Distributor’s corporate titles or in any way that might result in confusion as to DSH, Diodes and the Distributor being separate and distinct entities. Distributor agrees to provide written notification to DSH with regard to Diodes’ or DSH’s trademarks when the Distributor’s purchase is made from a source other than DSH or its affiliates.
8. QUOTATIONS.
Except as to clerical error, any quotations delivered by DSH or its affiliates to the Distributor are valid for a period of thirty (30) calendar days from the date of issuance, unless otherwise specifically noted in writing by DSH on the written quotation.
The prices shown on any quotations do not include sales, excise or any other government charges that have been paid by DSH to federal, state or local authority. Any such taxes or charges imposed upon the sale or shipment of the Products under this Agreement will be added to the prices shown on quotations. Distributor agrees to reimburse DSH for each such tax or charge or provide DSH with an acceptable exemption certificate.
9. COUNTRY OF ORIGIN COMPLIANCE.
Laws and rulings of the United States, United Kingdom, European Union, Taiwan, PRC and other related countries may require Products or Products’ containers to be appropriately marked to indicate the country of origin to the ultimate purchasers. DSH will supply Distributor with Products and/or containers, which bear appropriate country of origin markings. The Distributor agrees to comply with marking procedures and practices as advised by DSH. The Distributor agrees to indemnify DSH against any additional marking duties or penalties that may be assessed for any failure of the Distributor to advise purchasers of the country of origin of the Products.

10. RENEWING THE AGREEMENT.
This Agreement shall be effective for the period of one year, beginning on November 1, 2008 and ending on October 31, 2009. This Agreement shall be automatically renewed on a yearly basis for each successive calendar year unless either one of the Parties decides not to renew this Agreement. In such case, the terminating Party must notify the other Party in a formal written notice at least sixty (60) calendar days prior to the anniversary date of the Effective Date of this Agreement in any given calendar year.
11. TERMINATION-WAIVER OF DAMAGES.
A. If either Party is or becomes insolvent or admits in writing its inability to pay its debts as they become due, or makes an assignment for the benefit of creditors, or if there are initiated by or against either Party proceedings in bankruptcy or under insolvency laws or for reorganization, receivership or dissolution, or if either Party ceases to conduct its operations in the normal course of business, or if either Party shall have a substantial change in ownership or management, the other Party shall have the right to terminate his Agreement without notice. The right of termination, as provided herein, is absolute.
B. Both DSH and Distributor have considered the possibility of expenditures necessary in preparing for performance of this Agreement and the possible losses and damages incident to each in the event of termination of this Agreement at any time, even though, DSH or any other distributors may thereafter complete a transaction initiated by the Distributor.
12. ACTIONS UPON TERMINATION.
A. Unfilled orders — Upon termination of this Agreement, DSH may, at its option, cancel any or all unfilled orders.
B. Promotion — Upon termination of this Agreement, Distributor agrees to discontinue immediately all activities as a distributor including, without limitation, all advertising of or reference to Products, except for selling remaining Products in its inventory.
13. ASSIGNMENT.
This Agreement may not be transferred or assigned in any form by the Distributor without DSH’ written consent and duly executed by an authorized DSH representative.
14. GOVERNING LAW.
It is expressly agreed that the validity and construction of this Agreement and performance hereunder shall be governed by the laws of PRC and the local laws of the city of Shanghai. without regard to the conflict of law provisions. The Distributor hereby consents to the exclusive jurisdiction and venue of courts in PRC and in Shanghai for all disputes arising out of or relating to this Agreement.

15. WAIVER.
The failure of either Party to enforce any of the provisions of this Agreement, or any right with respect thereto, or to exercise any option herein provided, shall in no way be construed to be a waiver of provisions, rights or options, or in any way to affect the validity of this Agreement. The exercise by either Party of any of its rights or options hereunder pursuant to the terms and conditions or covenants herein shall not preclude or prejudice such Party from thereafter exercising the same or any right it may have under this Agreement, irrespective of any previous action or proceeding taken by such Party hereunder.
16. INTELLECTUAL PROPERTY.
DSH agrees to hold Distributor harmless from all liability for any infringement of patent or other industrial property rights of third parties resulting from the sale and distribution of Products or services.
17. WARRANTY POLICY.
The sole warranty on the Products shall be DSH’s standard limited warranty. The warranty period shall begin with Distributor’s shipment to its customer, and the warranty shall extend directly to Distributor’s customer as if it had purchased the Products from DSH.
Distributor shall have no right to expand or in any way increase the scope of this warranty when it sells the Products to end users/purchasers. DSH’s warranty shall be in lieu of all other warranties expressed of implied. DSH disclaims and the Distributor waives all other conditions, representations and warranties, express or implied by statute, usage, custom of the trade or otherwise, including without limitation, the implied warranties of merchantability and fitness for a particular purpose.
18. LIABILITY POLICY.
Except as specified in this Agreement, in no event, shall DSH be liable for any direct, indirect, punitive, incidental, special, consequential damages, or any damages whatsoever arising from, connected with or relating to this Agreement, whether or not such damages are foreseeable and whether or not DSH has been advised of the possibility of such damages, including, but not limited to loss of profits or revenue, loss of goodwill, attorneys’ fees, damage to business or business relations, loss of the use of equipment, whether under negligence, strict liability, enterprise liability or other product liability theories.
19. INDEMNIFICATION.
DSH or its affiliates shall not be held liable for any acts, omissions or representation by Distributor or for any actions or claims of any nature whatsoever asserted against Distributor. Distributor shall indemnify and hold DSH and its affiliates harmless from and against any and all judgments, damages, expenses, costs (including, but not limited to, attorneys’ fees, court costs and litigation expenses), and losses of any kind incurred by DSH or its affiliates which arise out of or are related, directly or indirectly, to any acts, omissions or representations of Distributor.
20. NOTICE.
Any notice provision as called for in this Agreement will be satisfied by the registered letter or the certified mail addressed to the other Party at its address as set forth in this Agreement.
21. ARBITRATION.
Any dispute between DSH and Distributor hereto regarding the subject matter hereof shall first be settled by binding arbitration under the rules of the PRC and the city of Shanghai.
DSH and Distributor must first attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and spirit of mutual cooperation. The use of any dispute resolution procedure will not be construed under the doctrines of laches, waiver, or estoppel to adversely affect the rights of either Party. Nothing herein prevents either Party from resorting directly to judicial proceedings if the dispute is with respect to interim relief from the court and is necessary to prevent serious and irreparable injury to a Party or others.
22. EXCUSABLE DELAY.
In no event shall DSH be responsible for failure to fill any of its obligations under this Agreement when due to: fires, floods, riots, strikes, freight embargoes or transportation delays; shortage of labor; inability to secure fuel, material supplies, or power at current prices or on account of shortages thereof; acts of God or of the public enemy; any existing or future laws or acts of the federal or of any state government (including specifically but not exclusively any orders, rules or regulations issued by an official or agency of any such government) affecting the conduct of the affected Party’s business with which the affected Party in its discretion and judgment and discretion deems it advisable to comply as a legal duty or to any cause beyond that Party’s reasonable control.
23. CONFIDENTIAL INFORMATION.
Each Party will receive and maintain in confidence all proprietary information, trade secrets or other know-how belonging to the other (including but not limited to knowledge of manufacturing or technical processes, financial and system data, and customer information) provided that any such information, trade secrets or know-how is expressly designated as being confidential, except and to the extent that disclosure is required by law, regulation or court order, or enters into the public domain through no fault of the Party obligated to maintain such confidentiality.
All confidential information shall be held in confidence by both Parties for three (3) years after receipt.

24. OTHER STATEMENTS.
All headings and captions employed herein are for convenience of reference only and shall not be considered in the construction or interpretation of any provision of this Agreement.
25. FOREIGN CORRUPT PRACTICES ACT.
Distributor acknowledges that DSH is a corporation with substantial presence and affiliation in the United States and, as such, is subject to the provisions of the Foreign Corrupt Practices Act of 1977 of the United States of America, 15 U.S.C. §§ 78dd-1, et seq., which prohibits the making of corrupt payments (the “FCPA”). Under the FCPA, it is unlawful to pay or to offer to pay anything of value to foreign government officials, or employees, or political parties or candidates, or to persons or entities who will offer or give such payments to any of the foregoing in violation of their official duty or in order to obtain or retain business or to secure an improper commercial advantage. Distributor further acknowledges that it is familiar with the provisions of the FCPA and hereby agrees that it shall take or permit no action which will either constitute a violation under, or cause DSH or its affiliates to be in violation of, the provisions of the FCPA.
26. COMPLETE AGREEMENT.
This Agreement is intended as the complete, final and exclusive statement of the agreement between DSH and the Distributor. This Agreement states the entire obligation of DSH and supersedes any and all prior written or oral agreements, representations and understandings of the Parties relating to the subject matter of the Agreement hereof. This Agreement shall not be amended or modified excepted by written instrument duly executed by the authorized representatives of the Parties. No course of dealing or usage of trade by and between the Parties shall be deemed to cause or constitute any amendment or modification of the terms and conditions hereof.
If any terms and conditions herein is determined to be void, invalid, unenforceable or illegal, then the invalid or unenforceable paragraph provision shall be deemed superseded by a valid, enforceable paragraph provision that most closely matches the intent of the original paragraph provision and the remainder of the terms and conditions shall remain in full force and effect.
The Parties to this Agreement shall perform their respective obligations under this Agreement in good faith and shall use their commercial best efforts to fulfill such obligations to their mutual benefit.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representative identified below.

Shanghai Kai Hong Technology Co., Ltd.		Shanghai Keylink Logistic Co., Ltd.

By		By

	Authorized Representative Plant No.1, Lane 18, SanZhuang Road, Songjiang Export Zone, Shanghai, People’s Republic of China		Authorized Representative Plant No. 1— 18, Floor #2 Lane 18, SanZhuang Road, Songjiang Export Zone, Shanghai People’s Republic of China